UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 2, 2019

SAVARA INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32157	84-1318182
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6836 Bee Cave Road

Building III, Suite 200

Austin, TX 78746

(Address of principal executive offices, including zip code)

(512) 961-1891

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SVRA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01.	Regulation FD Disclosure.

On October 2, 2019, Bruce Trapnell, M.D., lead Principal Investigator in the U.S. and Director, Translational Pulmonary Science Center, Scientific Director, PAP Foundation, Co-Director, Rare Lung Diseases Clinical Research Consortium, and Professor of Medicine and Pediatrics, University of Cincinnati College of Medicine, presented additional data from Savara Inc.’s IMPALA pivotal Phase 3 clinical study evaluating Molgradex, an inhaled formulation of recombinant human granulocyte-macrophage colony-stimulating factor (GM-CSF), for the treatment of autoimmune pulmonary alveolar proteinosis (aPAP) at the 2019 European Respiratory Society (ERS) International Congress in Madrid, Spain.

The presentation slides used by Dr. Trapnell are attached hereto as Exhibit 99.1.

Item 8.01.	Other Events.

On October 2, 2019, Savara issued a press release announcing the response from a Type C meeting with the U.S. Food and Drug Administration (FDA) regarding the Molgradex development program for aPAP. A copy of the press release is filed herewith as Exhibit 99.2.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Presentation slides of Bruce Trapnell, M.D. from the 2019 European Respiratory Society (ERS) International Congress in Madrid, Spain.

99.2	Press Release of Savara Inc. dated October 2, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 2, 2019		SAVARA INC. a Delaware corporation

	By:	/s/ Dave Lowrance
Dave Lowrance
Chief Financial Officer